STATE FARM VARIABLE PRODUCT TRUST
                        ---------------------------------

                                    Exhibits

Item 77C:  Submission of matters to a vote of security holders.

(a) A special meeting of the registrant's security holders was held March 16, 2001.

(b) The following individuals were elected to serve on the Board of Trustees until the next meeting of shareowners called for this purpose and until their successors shall be elected and qualified:

                  Edward B. Rust, Jr.
                  Roger S. Joslin
                  Thomas M. Mengler
                  James A. Shirk
                  Donald A. Altorfer
                  Victor J. Boschini
                  David L. Vance
     There are no other directors now in office.

(c)  Matters voted upon:

--------------------------------------------------------------------------------------------------------
                                                                               Votes Cast
                       Action                               Votes Cast For    Against the
                                                               the Action        Action      Abstentions
--------------------------------------------------------------------------------------------------------
Approved Ernst & Young, LLP as the auditors of the Trust      109,278.508      1,231,957       3,279,584
--------------------------------------------------------------------------------------------------------

(d)  Not applicable.